Exhibit 2.5

SECOND AMENDMENT TO

CONTRIBUTION AGREEMENT

This SECOND AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”) is entered into as of January 16, 2007 by and among ONEOK, Inc., an Oklahoma corporation (“ONEOK”), ONEOK Partners, L.P., a Delaware limited partnership, formerly known as Northern Border Partners, L.P., (“ONEOK Partners“), and ONEOK Partners Intermediate Limited Partnership (the “ILP”, and together with ONEOK Partners, the “Partnerships”) (each a “Party” and together, the “Parties”). Each capitalized term used herein but not defined shall have the meaning given such term in of the Contribution Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Parties previously entered into that certain Contribution Agreement dated as of February 14, 2006, as amended by that certain First Amendment to Contribution Agreement dated as of April 6, 2006 (collectively, the “Contribution Agreement”) and now desire to further amend the Contribution Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

1. Exhibit D. Exhibit D to the Contribution Agreement is deleted in its entirety and replaced with Exhibit D attached to this Amendment.

2. Final Closing Working Capital. The Parties acknowledge and agree that the amount of Final Closing Working Capital under Section 1.5 of the Contribution Agreement is ($11,692,774).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Parties hereto have caused this Amendment to be executed as of the date set forth above by their duly authorized representatives.

ONEOK, INC.

By:	/s/ John W. Gibson
Name:
Title:

ONEOK Partners, L.P.

By:	ONEOK Partners GP, L.L.C., its general partner

By:	/s/ John W. Gibson
Name:
Title:

ONEOK Partners Intermediate Limited Partnership

By:	ONEOK ILP GP, L.L.C., its general partner

By:	/s/ John W. Gibson
Name:
Title:

Exhibit D

(Target Working Capital as of the Balance Sheet Date)